Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004

SIZELER PROPERTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-09349	72-1082589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2542 Williams Boulevard, Kenner, LA 70062

(Address, including zip code, of Registrant’s Principal Executive Office)

(504) 471-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit 99.1	Press Release dated August 6, 2004

Item 9. Regulation FD Disclosure

The Company anticipates that it may receive inquiries from shareholders, analysts or others with respect to its release reporting its financial results for the quarter ended June 30, 2004 (filed herewith as an exhibit to Item 12) and its release announcing a reduction in it quarterly distribution rate; both releases having been issued on Friday, August 6, 2004. The Company has prepared the following statement which, after its disclosure by the filing of this Form 8-K, Company personnel are authorized to read or otherwise transmit in response to any inquiry referred to above. The Company is providing this information under Item 9 so that the information set forth below will be publicly and concurrently available.

Operating revenue for the quarter ended June 30, 2004 increased approximately $1 million compared to the same period in 2003. The increase in operating revenue was positively affected by the acquisition of a retail property in the second half of 2003 as well as rental revenue derived from two new apartment development projects which were fully completed in 2004.

Operating costs for the second quarter of 2004—which increased approximately $200,000—were likewise affected by the inclusion of the operating costs of the above mentioned acquisition as well as the two new apartment development projects.

Interest expense for the second quarter increased approximately $634,000 due to higher credit line balances and a reduction in the amount of interest capitalized in conjunction with development and re-development projects. The Company was allowed under GAAP accounting rules to capitalize interest expense and other development costs directly associated with these projects. As certificates of occupancy were issued by the municipal authority on a building-by-building basis, the Company began expensing the costs of operations on these buildings along with a discontinuation of capitalization on that portion of the interest and other development costs associated with the completed portion of the projects. Depreciation expense also increased in 2004 as a result of the acquisition and the commencing of depreciation expense on the new development projects as accepted by ownership as well as renovations of existing properties in the Company’s portfolio.

For the three months ended June 30, 2004, a net loss of $85,000 was recorded compared to net income of $299,000 in the prior year. The net loss in 2004 is attributable in part to an increase in depreciation expense of $354,000 or $0.03 per share due to the new property acquisition, completion and delivery for rental of apartment units currently in a lease-up phase and renovations of existing properties in the Company’s portfolio.

Approximately eighteen months ago, the Company embarked on a strategic upgrade program for its Mobile, Alabama properties. This project was begun while the apartment market was experiencing weakness due to a low interest rate environment, which encouraged new home buying, and a slowdown in national economic conditions. During this upgrade process, units were taken off-line which affected the ability to rent these units. Although the Company believes that this process will benefit long-term value and cash flow, apartment rental revenue, net income and funds from operations in the interim were negatively affected. Initially, the Company identified over 800 units for upgrade and to date approximately 300 such units have been completed and leased. The Company also upgraded a number of the common area elements of the Mobile properties, including the addition of resort pools, garages, improved landscaping, security and the gating of communities. This effort has driven the leasing of Lafayette Square, the Company’s largest single apartment property with 675 units, from 78% to a current level of 96% leased. The Company’s Board has authorized Management to continue the upgrade program based on the results to-date with principal funding to be supplied from internally generated operating funds while minimizing the impact of off-line units on the Company’s net income, funds from operations and cash flow. When added to the current program of leasing-up the new apartment development properties—Governors Gate II located in Pensacola, Florida and Greenbrier Estates located in Slidell, Louisiana—the Company’s top line revenue is showing improvement in the second quarter of 2004, as recently reported.

Additionally, the Board has assessed the Company’s cash flow requirements going forward and decided to adopt a conservative approach to shareholder distributions by declaring a $0.10 per share quarterly distribution. In declaring the shareholder distribution, the Board reduced the payout in order to generate greater funds for future real estate investment. As part of this strategic initiative, the Board and Management decided that it will consider a change in future real estate allocations–both geographically and by asset type. By this means, the Company will seek new opportunities which will enhance its long-term cash flow. The Company may also allocate some of the additional funds generated by this decision to reduce its outstanding debt. It is the Board’s intention to generate a positive forward cash flow which will allow for a continuation of shareholder distributions–the Company has had an unbroken record of paying shareholder distributions since going public in 1987. The Board’s action will also address compliance with the Company’s bank covenants, which provide for shareholder distributions not to exceed funds from operations as defined by (NAREIT), the National Association of Real Estate Investment Trusts.

Forward-Looking Statements

This release made by the Company may contain certain forward-looking statements that are subject to risk and uncertainty. Investors and potential investors in the Company’s securities are cautioned that a number of factors could adversely affect the Company and cause actual results to differ materially from those in the forward-looking statements, including, but not limited to (a) the inability to lease current or future vacant space in the Company’s properties; (b) decisions by tenants and anchor tenants who own their space to close stores at the Company’s properties; (c) the inability of tenants to pay rent and other expenses; (d) tenant financial difficulties; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at the Company’s properties; (h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties by the Company; (j) force majeure as it relates to construction and rehabilitation projects; (k) possible dispositions of mature properties since the Company is continuously engaged in the examination of its various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; as well as (n) the adverse tax consequences if the Company were to fail to qualify as a REIT in any taxable year. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements in this item, whether as a result of new information, future events, changes in assumptions or otherwise.

ITEM 12. Results of Operations and Financial Condition.

On August 6, 2004, we issued a press release, which sets forth our results of operations for the three month period ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2004

SIZELER PROPERTY INVESTORS, INC.

By:	Charles E. Miller, Jr.
Charles E. Miller, Jr.
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 6, 2004